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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 10, 2006


                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in this charter)




           Delaware                  001-13437                20-2428299
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)



        27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
              (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, including area code: (239) 949-4450

                                 Not applicable
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 10, 2006 (the "Termination Date") Source Interlink Companies, Inc. (the "Company") entered into a Separation, Consulting and General Release Agreement with S. Leslie Flegel providing for his immediate resignation as Chairman of the Board, Chief Executive Officer and director of the Company (the "Separation Agreement"). A copy of the Separation Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The summary of the Separation Agreement set forth below is qualified in its entirety by reference to the text of the Separation Agreement.

     Under the Separation Agreement, Mr. Flegel agrees to give up any right or claim to benefits or compensation agreement under his existing Employment Agreement (defined below in Item 1.02) and that he will only be entitled to the benefits and compensation set forth in the Separation Agreement. Under the Separation Agreement, and Mr. Flegel will receive, among other things, (i) a lump sum cash payment of approximately $900,000, representing his annual bonus for fiscal year 2007 not later than March 15, 2007 and (ii) a lump sum severance benefit of $4.6 million payable May 21, 2007.

     The Company and Mr. Flegel also agreed that options held by Mr. Flegel for the purchase of 395,000 shares of the Company's common stock would expire, if not previously exercised, on February 25, 2007, and that an additional option for the purchase of 360,000 shares would remain exercisable until its stated expiration date of February 3, 2008.

     Except in limited circumstances, Mr. Flegel has also agreed to refrain from engaging in any disposition of shares of the Company's common stock held by him until the earlier of three year anniversary of the date of the Separation Agreement or the date on which neither AEC Associates, LLC nor any of its affiliates own or hold any of the Company's securities.

     Mr. Flegel will also provide consulting services to the Company for a period of three (3) years from the Termination Date (the "Consulting Services"). Pursuant to the terms of the consulting arrangement, Mr. Flegel will be paid $1 million per year, payable monthly, and will be entitled to up to $4 million in bonuses payable upon the Company obtaining certain business objectives. The Company will also provide, at its expense, health care insurance during the term of the consulting arrangement and shall provide an office and an assistant for one year from the Termination Date. During the term of the consulting arrangement, Mr. Flegel agrees not to engage in any competitive activities, as defined in the Separation Agreement.

ITEM 1.02  TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

         The Separation Agreement referenced in Item 1.01 above supersedes the Employment Agreement by and between the Company and Mr. Flegel dated as of March 1, 2005 and filed as an Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 4, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) The Separation Agreement referenced in Item 1.01 above provides for the resignation, as of November 10, 2006, of Mr. Flegel as Chairman of the Board, Chief Executive Officer and director of the Company.

     (c) Effective November 10, 2006, the Board of Directors of the Company appointed Michael R. Duckworth as the Company's Chairman of the Board.

     In electing Mr. Duckworth as Chairman, the Board granted Mr. Duckworth the power to exercise direct general supervision, direction and control over the business and affairs of the Company and its officers, and to ensure that all orders and resolutions of the Board are carried into effect. The Board further directed Mr. Duckworth to perform all duties, and granted Mr. Duckworth all authority, necessary to discharge his expanded responsibilities as Chairman.

     Concurrent with the appointment of Mr. Duckworth, the Board appointed Mr. James R. Gillis and Mr. Alan Tuchman as Interim Co-Chief Executive Officers, to oversee the Company's operations while the Company seeks a replacement Chief Executive Officer to fill the vacancy created by Mr. Flegel's resignation.


     Mr. Duckworth has served on the Company's Board of Directors since March 2005. He is a partner of The Yucaipa Companies, which, through an affiliate, is the Company's largest shareholder. Mr. Gillis is the Company's President and Chief Operating Officer and Mr. Tuchman is the Company's Executive Vice President.

     Information with regard to Messrs. Duckworth, Gillis and Tuchman, including the information required by Items 401(b), (d), (e) (f) and Item 404(a) of Regulation S-K, as well as Mr. Gillis's and Mr. Tuchman's current compensation as officers of the Company, is set forth in Item 10, "Directors and Executive Officers of the Registrant", Item 11, "Executive Compensation" and Item 13, "Certain Relationships and Related Transactions" in the Company's Annual Report on Form


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10-K for the fiscal year ended January 31, 2005 filed with the SEC on April 17,
2006. Such information disclosed therein is incorporated by reference herein.

     A copy of the press release announcing Mr. Flegel's resignation, and the appointments of Mr. Duckworth, Mr. Gillis and Mr. Tuchman is filed as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1  Separation Agreement dated November 10, 2006

     99.1  Press Release dated November 13, 2006


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 13, 2006


                                            SOURCE INTERLINK COMPANIES, INC.


                                            By: /s/ Marc Fierman
                                                --------------------------------
                                                Marc Fierman
                                                Executive Vice President and
                                                Chief Financial Officer


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                                  EXHIBIT INDEX

     10.1  Separation Agreement dated November 10, 2006

     99.1  Press Release dated November 13, 2006